UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 below are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Paycheck Protection Program Loan

On April 15, 2020, EVO Transportation & Energy Services, Inc. (the “Company”) obtained a loan (the “Loan”) from BOKF, N.A. (dba Bank of Oklahoma) in the amount of $10,000,000 under the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

The Loan, which is memorialized by a Note dated April 15, 2020 issued by the Company, matures on April 15, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing on November 15, 2020. The Company may prepay the Note at any time prior to maturity with no prepayment penalties. The principal amount of the Loan and accrued interest are eligible for forgiveness after eight weeks if the Company uses the Loan proceeds for qualifying expenses, including payroll, rent, and utilities and the Company maintains its payroll levels. The amount of the Loan eligible for forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period.

The Company intends to use the entire Loan amount for qualifying expenses. While the Company currently believes that its use of the Loan proceeds will meet the conditions for forgiveness, the Company cannot be certain that it will not take actions that could cause it to lose eligibility for Loan forgiveness. In order to obtain full or partial forgiveness of the Loan, the Company must request forgiveness and must provide satisfactory documentation in accordance with applicable United States Small Business Administration (“SBA”) regulations and guidance. The Company will be obligated to repay any portion of the principal amount of the Note that is not forgiven, together with accrued interest thereon at the rate set forth above until such unforgiven portion is paid in full.

The foregoing summary description of the material terms of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, the Company and Thomas J. Abood, the Company’s chief executive officer, entered into an amended and restated employment agreement effective April 10, 2020 (the “A&R CEO Employment Agreement”). The A&R CEO Employment Agreement amends the September 23, 2019 executive employment agreement between Mr. Abood and the Company (the “Original Employment Agreement”) and extends the initial term of the Original Employment Agreement from September 23, 2020 to December 31, 2023. If Mr. Abood is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to his annual base salary. The A&R CEO Employment Agreement also provides that, beginning January 1, 2021, if the Company is performing at 80% of the then applicable Company budgeted EBITDA for the applicable quarterly period as shown in the Company’s internal unaudited financial statements, the Company will pay Mr. Abood a quarterly transportation supplement of $25,000. Pursuant to the A&R CEO Employment Agreement, the Company agreed to grant Mr. Abood options to purchase 1,200,000 shares of the Company’s common stock at a price of $2.50 per share. 25% of the options vested on the effective date of the A&R CEO Employment Agreement, and the remaining options vest in equal annual installments on the first, second and third anniversary of the effective date of the A&R CEO Employment Agreement.

The foregoing summary description of the material terms of the A&R CEO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R CEO Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note dated April 15, 2020 issued by EVO Transportation & Energy Services, Inc. to BOKF, N.A. (dba Bank of Oklahoma)
10.2	Amended and Restated Executive Employment Agreement dated April 10, 2020 between EVO Transportation & Energy Services, Inc. and Thomas J. Abood

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer

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